Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 15, 2007 relating to the financial statements and financial highlights of Strategic Growth Series and Massachusetts Investors Growth Stock Series for the year ended December 31, 2006 appearing in the Annual Reports on Form N-CSR of MFS/Sun Life Series Trust in the combined Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Massachusetts Investors Growth Stock Series.

We also consent to the references to us under the captions “Independent Registered Public Accounting Firm” and “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g) of the Form of Plan of Reorganization) included in such combined Proxy/Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 5, 2007